UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 27, 2000

Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On October 27, 2000, Peoples Energy Corporation released its preliminary financial results for its fiscal year ended September 30, 2000. The following is additional information regarding these preliminary results.

Peoples Energy Corporation	Preliminary

Summary of Selected Financial and Operating Data (Unaudited)

	Twelve Months Ended
	September 30,
	2000	1999

Operating Results (thousands)
Natural Gas Distribution Revenues
Sales - Residential
- Heating	$788,990	$684,263
- Non-heating	47,771	42,832
-Commercial	122,350	95,530
-Industrial	22,676	18,783
Total Natural Gas Distribution Sales	981,787	841,408

Transportation	109,316	124,903
Other	25,038	13,814
Total Natural Gas Distribution Revenues	1,116,141	980,125

Diversified Energy Revenues	301,392	214,256
Total Operating Revenues	1,417,533	1,194,381

Less - Cost of energy sold	746,619	573,288
Gross Margin	670,914	621,093

Net Income	$86,415	$92,636

Natural Gas Distribution Deliveries (MDth)
Sales - Residential
- Heating	114,412	114,642
- Non-heating	3,402	3,198
-Commercial	18,974	17,411
-Industrial	4,003	4,080
Transportation	98,810	105,657
Total Natural Gas Distribution Deliveries	239,601	244,988

Number of Natural Gas Distribution Customers (average)
Sales - Residential
- Heating	741,514	731,324
- Non-heating	177,682	180,458
-Commercial	48,540	44,382
-Industrial	3,188	2,902
Transportation	17,213	23,604
Total Natural Gas Distribution Customers	988,137	982,670

Degree Days - actual	5,650	5,646

Per cent colder (warmer) than normal	-13.6%	-13.6%

Peoples Energy Corporation	Preliminary

Consolidated Statements of Income (Unaudited)

	Twelve Months Ended
(Thousands, except per-share amounts)	September 30,
	2000	1999

Operating Revenues	$1,417,533	$1,194,381
Operating Expenses:
Cost of energy sold	746,619	573,288
Operation and maintenance	269,274	251,036
Depreciation, depletion and amortization	100,935	83,531
Taxes - other than income taxes	141,522	130,512

Total Operating Expenses	1,258,350	1,038,367

Operating Income	159,183	156,014

Equity Investment Income	17,694	8,874

Total Operating and Equity Investment Income	176,877	164,888

Other Income and (Deductions)	5,803	19,840

Interest Expense	52,919	39,511

Earnings Before Income Taxes	129,761	145,217

Income Taxes	43,346	52,581

Net Income	$86,415	$92,636

Average Shares of Common
Stock Outstanding	35,413	35,477

Basic Earnings Per Share of
Common Stock	$2.44	$2.61

Diluted Earnings Per Share of
Common Stock	$2.44	$2.61

Peoples Energy Corporation	Preliminary

Consolidated Balance Sheets (Unaudited)

	September 30,	September 30,
	2000	1999

Properties and Other Assets
Capital Investments:
Property, plant and equipment, at original cost	$2,517,100	$2,330,919
Less - Accumulated depreciation and depletion	871,760	811,083
Net property, plant and equipment	1,645,340	1,519,836
Other investments	164,752	130,629

Total Capital Investments - Net	1,810,092	1,650,465
Current Assets	366,322	273,863
Other Assets	325,504	177,207

Total Properties and Other Assets	$2,501,918	$2,101,535

Capitalization and Liabilities
Common Stockholders' Equity:
Common stock	$298,042	$296,712
Retained earnings	488,314	472,483
Treasury stock	(6,817)	-
Accumulated other comprehensive income	(2,457)	(465)

Total Common Stockholders' Equity	777,082	768,730
Long-term debt of subsidiaries	419,663	521,734

Total Capitalization	1,196,745	1,290,464
Current Liabilities	848,459	404,314
Deferred Credits and Other Liabilities	456,714	406,757

Total Capitalization and Liabilities	$2,501,918	$2,101,535

Common Stock Information at End of Period
(Unaudited)

Annualized dividend rate	$2.00	$1.96
Dividend yield (per cent)	6.0%	5.6%
Book value per share	$22.02	$21.66
Market price	$33.38	$35.19
Market price as a per cent of book value	152%	162%

Peoples Energy Corporation	Preliminary

Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended
(Thousands)	September 30,
	2000	1999

Operating Activities:
Net Income	$ 86,415	$ 92,636
Adjustments to reconcile net income to net cash:
Depreciation, depletion and amortization
Per income statement	100,935	83,531
Charged to other accounts	4,791	4,646
Deferred income taxes and investment tax credits - net	38,764	22,457
Change in deferred credits and other liabilities	11,194	(6,773)
Change in other assets	(56,333)	(14,029)
Undistributed earnings from equity investments	(11,545)	(8,672)
Change in current assets and liabilities:
Receivables - net	(68,561)	(20,425)
Accrued unbilled revenues	(14,454)	(10,850)
Materials and supplies	1,587	1,963
Gas in storage	(3,024)	9,281
Gas costs recoverable	(43,699)	(6,705)
Regulatory assets	265	2,175
Prepayments	477	(288)
Accounts payable	29,615	41,403
Customer gas service and credit deposits	(1,852)	(2,314)
Accrued taxes	(22,330)	12,588
Gas sales revenue refundable	1,039	(10,336)
Accrued interest	(2,058)	(611)

Net Cash Used In Operating Activities	51,226	189,677

Investing Activities:
Capital spending	(247,054)	(234,044)
Temporary investments and special deposits	(1,237)	(3,019)
Advances to joint venture partnerships	(68,442)	-
Other assets	(3,133)	720

Net Cash Used in Investing Activities	(319,866)	(236,343)

Financing Activities:
Short-term debt	412,215	120,100
Issuance of long-term debt of subsidiaries	100,000	30,035
Retirement of long-term debt of subsidiaries	(175,071)	(35,305)
Dividends paid on common stock	(70,068)	(68,800)
Proceeds from issuance of common stock	1,330	3,021
Treasury Stock Purchases	(6,817)	-

Net Cash Provided by Financing Activities	261,589	49,051

Net Increase (Decrease) in Cash and Cash Equivalents	(7,051)	2,385
Cash and Cash Equivalents at Beginning of Period	13,007	10,622

Cash and Cash Equivalents at End of period	$ 5,956	$ 13,007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

October 27, 2000	By: /s/ J. M. LUEBBERS
(Date)	J. M. Luebbers
Chief Financial Officer and Controller